Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-13405) pertaining to the Amended and Restated 1995 Equity Participation Plan of Ambassadors International, Inc.,

(2)	Registration Statement (Form S-8 No. 333-81023) pertaining to the Amended and Restated 1995 Equity Participation Plan of Ambassadors International, Inc.,

(3)	Registration Statement (Form S-8 No. 333-104280) pertaining to the Amended and Restated 1995 Equity Participation Plan of Ambassadors International, Inc., and

(4)	Registration Statement (Form S-8 No. 333-129404) pertaining to the 2005 Incentive Award Plan of Ambassadors International, Inc.;

of our report dated March 15, 2007, with respect to the consolidated financial statements and schedule of Ambassadors International, Inc. incorporated herein by reference, our report dated March 15, 2007, with respect to Ambassadors International, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Ambassadors International, Inc., included herein.

/s/ Ernst & Young LLP

Irvine, California

March 15, 2007